Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
Stacey.Jones@honeywell.com	Mark.Macaluso@honeywell.com

HONEYWELL FILES ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2025

CHARLOTTE, N.C., February 17, 2026 -- Honeywell (NASDAQ: HON) today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, with the U.S. Securities and Exchange Commission.
As previously disclosed in its January 29, 2026 press release announcing fourth quarter and full year 2025 earnings (the “Earnings Release”), Honeywell classified the Productivity Solutions and Services (“PSS”) and Warehouse and Workflow Solutions (“WWS”) businesses as assets held for sale during the fourth quarter of 2025. The PSS and WWS businesses are planned for sale as part of Honeywell’s ongoing portfolio optimization strategy, allowing Honeywell to focus on its core automation portfolio. In addition, in the Earnings Release, Honeywell announced impairment charges for the PSS and WWS assets held for sale that were reflected in the Company’s year-end results.
In connection with Honeywell’s ongoing sale process for the businesses, the Company continually evaluates information relevant to the financial analysis associated with the sale as it becomes available. Subsequent to the Earnings Release, the Company received incremental information that resulted in additional impairment charges that are reported in the 2025 Annual Report on Form 10-K that the Company filed on February 17, 2026. The additional impairment charges include, relative to the corresponding impairment charges referenced in the Earnings Release, an incremental goodwill impairment charge of $436 million associated with Honeywell’s Industrial Automation reportable segment and an impairment charge on assets held for sale of $35 million, with an offsetting tax benefit of $61 million. Therefore, Honeywell’s full-year reported earnings per share from continuing operations was revised to $6.94, net income from continuing operations was revised to $4,468 million, operating income was revised to $5,573 million, and operating margin was revised to 14.9%. However, these incremental charges do not change Honeywell’s previously announced adjusted fourth quarter or full-year 2025 results or 2026 guidance, which the Company reaffirms today.
As previously announced, Honeywell continues to expect to announce the sale of the PSS and WWS businesses in the first half of 2026.
The Company's Annual Report on Form 10-K, including its audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations, is available on Honeywell's Investor Relations website at investor.honeywell.com under the heading “Financials” (see “SEC Filings”) and on the SEC's website at www.sec.gov.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology that help make the world smarter and safer as well as more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Additional Information
Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to the proposed separation of Honeywell from Honeywell Aerospace and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding the proposed separation of Honeywell from Honeywell Aerospace and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the proposed separation of Honeywell from Honeywell Aerospace and the planned sale of the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, which can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.